Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Trustees of
Federated High Yield Trust:

In planning and
performing our audits
 of the financial
statements of Federated High
Yield Trust (the
"Fund") as of and
for the year ended
February 28, 2009,
in accordance
with the standards
of the Public Company
 Accounting Oversight
 Board (United States),
we considered the
Fund's internal
control over financial
reporting, including
controls
over safeguarding
securities, as a basis
 for designing our
auditing procedures for
 the
purpose of expressing
 our opinion on the
 financial statements
and to comply with the
requirements of Form
 N-SAR, but not for
the purpose of
expressing an opinion
 on the
effectiveness of the
 Fund's internal
control over financial
 reporting.  Accordingly, we
express no such opinion.

The management of the
Fund is responsible for
 establishing and
maintaining effective
internal control over
financial reporting.
 In fulfilling this
responsibility,
estimates and
judgments by management
 are required to
 assess the expected
 benefits and related costs
of controls. A
 company's internal
 control over financial
reporting is a process
 designed to
provide reasonable
assurance regarding
 the reliability of
 financial reporting
 and the
preparation of
financial statements
for external purposes
 in accordance with
 generally
accepted accounting
 principles.  A
company's internal
control over financial
 reporting
includes those policies
 and procedures that
 (1) pertain to the
maintenance of records
 that,
in reasonable detail,
 accurately and fairly
reflect the transactions
and dispositions of the
assets of the company;
 (2) provide reasonable
 assurance that
 transactions are recorded
 as
necessary to permit
preparation of financial
 statements in accordance
 with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are
being made only in
accordance with
authorizations of management
 and directors of the
company; and (3) provide
reasonable assurance
regarding prevention
 or timely detection
of unauthorized
acquisition, use
or disposition of
a company's assets
that could have a
material effect on
the financial statements.

Because of its inherent
 limitations, internal
control over financial
reporting may not
prevent or detect
 misstatements. Also,
 projections of any
evaluation of
effectiveness to
future periods are
 subject to the risk
that controls may
 become inadequate
 because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in
internal control
over financial
 reporting exists
when the design or
operation of a control
does not allow management
or employees, in the
 normal course of
performing their assigned
 functions, to prevent or
 detect misstatements on
a timely basis.
A material weakness is a
 deficiency, or a
combination of deficiencies,
in internal control
over financial reporting,
such that there is a
reasonable possibility
that a material
misstatement of the
Fund's annual or interim
 financial statements
 will not be prevented
or detected on a timely basis.



Our consideration of
 the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
 control that might be
 material weaknesses under
standards
established by the Public
Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Fund's
 internal control over
 financial reporting
and its operation,
including controls over
 safeguarding securities
 that we consider to be a
material weakness as
 defined above as of
February 28, 2009.

This report is intended
 solely for the
information and use of
management and the Board
of Trustees of the Fund
 and the Securities and
 Exchange Commission and
is not intended
to be, and should not be,
used by anyone other than
these specified parties.


Ernst & Young LLP

Boston, Massachusetts
April 17, 2009